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

                  [Letterhead of McCausland, Keen & Buckman]

                                        August 21, 1998
Airgas, Inc.
Radnor Court
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5240

      Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to Airgas, Inc. in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the proposed issuance by the Company from time to time of its unsecured debt securities (the "Debt Securities") with an aggregate public offering price of up to $28,238,720.63 on terms to be determined at the time of offering. The Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. As set forth in the Registration Statement, the Debt Securities will be issued under the Indenture between the Company and the Bank of New York, as Trustee (the "Trustee") dated as of August 1, 1996 (the "Indenture"), which is substantially in the form which appears as Exhibit 4(a) to the Registration Statement on Form S-3 previously filed by the Company on July 15, 1996 (File No. 333-8113).

      We have examined copies of the Company's Restated Certificate of Incorporation and bylaws, the Indenture, the Prospectus dated August 1, 1996, the Prospectus Supplement dated August 1, 1996 and such other records and documents as we have deemed necessary for purposes of this opinion.

      Based upon the foregoing, we are of the opinion that, when appropriate corporate action has been taken to authorize the Company to fix the terms of one or more issues of Debt Securities under the Indenture and to authorize their issue, and when the Debt Securities with terms so fixed shall have been duly authenticated or countersigned by the Trustee and duly issued under the Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

      With respect to enforcement, the above opinion is qualified to the extent that enforcement of the Indenture or Debt Securities may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors' rights or by general equity principles.

      In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus incorporated by reference therein.

                                        Sincerely,

                                        McCAUSLAND, KEEN & BUCKMAN

                                        By: /S/NANCY D. WEISBERG
                                            _________________________________
                                            Nancy D. Weisberg, Vice President